EXHIBIT 1.2

Execution Version

Pricing Agreement

NatWest Markets Securities Inc.

600 Washington Boulevard

Stamford, CT 06901

United States of America

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

As Representatives of the several
Underwriters named in Schedule I hereto,

May 19, 2020

Ladies and Gentlemen:

The Royal Bank of Scotland Group plc, a public limited company incorporated under the laws of, and registered in, Scotland (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 19, 2020 (the “Underwriting Agreement”) among the Company on the one hand and the several Underwriters on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), or to purchasers procured by them, the securities specified in Schedule II hereto (the “Notes”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Disclosure Package and/or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Disclosure Package and/or the Prospectus (each as therein defined), as the case may be, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Disclosure Package and/or the Prospectus (as amended or supplemented), as the case may be, relating to the Notes which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of themselves and on behalf of each of the Underwriters of the Notes pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Notes, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein (including Schedules I and II hereto) and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, or to purchasers procured by them, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, or to procure purchasers to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[The rest of this page is intentionally left blank.]

Very truly yours,

THE ROYAL BANK OF SCOTLAND GROUP PLC

By:	/s/ Donal Quaid
Name:	Donal Quaid
Title:	RBS Group Treasurer

[The rest of this page is intentionally left blank.]

Accepted as of the date hereof:

NatWest Markets Securities Inc.

By:	/s/ Rene Mijne
Name: Rene Mijne
Title: Director

BofA Securities, Inc.

By:	/s/ Robert J. Little
Name: Robert J. Little
Title: Managing Director

For themselves and as Representatives of the several Underwriters

SCHEDULE I

		Principal Amount of 2028 Notes	Principal Amount of Green Notes
BofA Securities, Inc.		$250,000,000	$120,000,000
Credit Suisse Securities (USA) LLC		$250,000,000	$120,000,000
Morgan Stanley & Co. LLC		$250,000,000	$120,000,000
NatWest Markets Securities Inc.		$250,000,000	$120,000,000
TD Securities (USA) LLC		—	$120,000,000
	Total:	$1,000,000,000	$600,000,000

SCHEDULE II

Capitalized terms used herein, unless otherwise stated, shall have the meaning set forth in the Underwriting Agreement.

Title of Notes:

3.073% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2028 (the “2028 Notes”)
2.359% Senior Callable Fixed-to-Fixed Reset Rate Green Notes due 2024 (the “Green Notes”, and together with the 2028 Notes, the “Notes”)

Aggregate principal amount of Notes:

$1,000,000,000 principal amount of the 2028 Notes
$600,000,000 principal amount of the Green Notes

Price to Public:

100.000% of the principal amount of the 2028 Notes
100.000% of the principal amount of the Green Notes

Purchase Price by Underwriters:

99.700% of the principal amount of the 2028 Notes
99.800% of the principal amount of the Green Notes

Underwriting Commission:

0.300% of the principal amount of the 2028 Notes
0.200% of the principal amount of the Green Notes

Form of Securities:

Book-entry only form represented by one or more global notes deposited with a custodian for DTC, Euroclear Bank SA/NV and Clearstream Banking, S.A., as the case may be.

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Applicable time:

5:05 p.m. (New York time), May 19, 2020

Time of Delivery:

9:30 a.m. (New York time), May 22, 2020

Indenture:

Amended and Restated Indenture dated December 13, 2017, between the Company and The Bank of New York Mellon, acting through its London Branch, as Trustee, and one or several supplemental indentures to be dated on or around May 22, 2020.

Maturity Date:

May 22, 2028 for the 2028 Notes

May 22, 2024 for the Green Notes

Interest Rate:

For the 2028 Notes

-	from (and including) the Settlement Date to (but excluding) the 2028 Notes Reset Date (as defined below), 3.073% per annum; and

-	from (and including) the 2028 Notes Reset Date to (but excluding) maturity, a rate per annum equal to the applicable U.S. Treasury Rate as determined by the Calculation Agent (both terms as defined in the prospectus supplement) on the 2028 Reset Determination Date (as defined below), plus 2.550%.

For the Green Notes

-	from (and including) the Settlement Date to (but excluding) the Green Notes Reset Date (as defined below), 2.359% per annum; and

-	from (and including) the Green Notes Reset Date to (but excluding) maturity, a rate per annum equal to the applicable U.S. Treasury Rate as determined by the Calculation Agent (both terms as defined in the prospectus supplement) on the Green Notes Reset Determination Date (as defined below), plus 2.150%.

Interest Payment Dates:

Interest on the Notes will be paid semi-annually in arrear on May 22 and November 22 of each year, beginning on November 22, 2020, to (and including) maturity.

Interest Record Dates:

The regular record dates for the Notes will be the 15th day of each May and November of each year, whether or not a business day, immediately preceding the relevant Interest Payment Date.

Interest Rate Reset Date:

For the 2028 Notes, interest will be reset on May 22, 2027.

For the Green Notes, interest will be reset on May 22, 2023.

Redemption Provisions:

The Notes may be redeemed as described in the Prospectus.

U.K. Bail-In Power:

The Notes may be subject to the U.K. bail-in power as described in the Prospectus.

Sinking Fund Provisions:

No sinking fund provisions.

Closing location for delivery of Notes:

Offices of Davis Polk & Wardwell London LLP, 5 Aldermanbury Square
London EC2V 7HR, United Kingdom

Names and addresses of Representatives:

Designated Representatives:            NatWest Markets Securities Inc.

BofA Securities, Inc.

Address for Notices:                          NatWest Markets Securities Inc.

600 Washington Boulevard

Stamford, CT 06901

United States of America

BofA Securities, Inc.

One Bryant Park,

New York, NY 10036

CUSIP:

780097 BP5 for the 2028 Notes
780097BN0 for the Green Notes

ISIN:

US780097BP50 for the 2028 Notes
US780097BN03 for the Green Notes

Stock Exchange Listing:

The Company intends to apply to list the Notes on the New York Stock Exchange in accordance with its rules.

Other Terms:

The Notes will have additional terms as more fully described in the Disclosure Package and the Prospectus and shall be governed by the Indenture.